Exhibit 10.2

FIRST AMENDMENT TO

ADVISORY AGREEMENT

This FIRST AMENDMENT TO ADVISORY AGREEMENT is entered into as of March 22, 2016, among American Realty Capital Global Trust II, Inc., a Maryland corporation (the “Company”), American Realty Capital Global II Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), American Realty Capital Global II Advisors, LLC, a Delaware limited liability company (the “Advisor”),

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement, dated as of August 26, 2014 (the “Advisory Agreement”); and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 1 of the Advisory Agreement. Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following definitions:

“Asset Management Fee” means the fee payable to the Advisor or its assignees pursuant to Section 11(h) for any period commencing on or after January 1, 2016.”

“Asset Management Fee Limit” has the meaning set forth in Section 11(e).

“Class B Unit” means an OP Unit (as defined below) which is designated as a Class B Unit of the Partnership in the Operating Partnership Agreement (as defined below).”

“Cost of Assets” means, with respect to a Real Estate Asset, the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs, but shall exclude Acquisition Fees associated with such Real Estate Asset.

“Oversight Fees” has the meaning ascribed to such term in the Management Agreement.

“Value” means the most recent Offering price for a share of Common Stock (other than shares of Common Stock offered pursuant to the Company’s distribution reinvestment plan) less any selling commissions and dealer manager fee that would be payable with respect to the sale of a share of Common Stock.

2.	Amendment to Section 1 of the Advisory Agreement. Effective as of the date hereof, the definition of “Foreign Investment Strategy” in the Advisory Agreement is hereby replaced in its entirety with the following:

“Foreign Investment Strategy” means the Company’s foreign investment strategy as implemented through the acquisition of Investments located in the United Kingdom or continental Europe consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.”

3.	Amendment to Section 11(e) of the Advisory Agreement. Effective as of the date hereof, Section 11(e) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(e)      Payment of Fees. In connection with the Acquisition Fee, Real Estate Commission, Annual Subordinated Performance Fee, Asset Management Fee (for any period commencing on or after January 1, 2016) and Financing Coordination Fee, the Company shall pay such fees to the Advisor or its assignees in cash, Shares or OP Units or any combination thereof, the form of payment to be determined in the sole discretion of the Advisor. For the purposes of the payment of any fees in Shares or OP Units, (i) if during an Offering, (a) prior to the NAV Pricing Start Date, each Share or OP Unit shall be valued at the per-share offering price of the Shares in the applicable Offering minus the maximum Selling Commissions and Dealer Manager Fee payable in the applicable Offering, and (b) after the NAV Pricing Start Date, each Share or OP Unit shall be valued at the then-current NAV per Share; and (ii) at all other times, each Share or OP Unit shall be equal in value to (A) at the estimated value of the Shares, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor or similar FINRA rule), or (B) if no such rule shall then exist, at the fair market value thereof; provided, however, that in the case of Asset Management Fees payable in grants of restricted Shares, each Share shall be valued in accordance with the provisions of the equity incentive plan of the Company pursuant to which such grants are to be made. For any given month, if the sum of the (x) Acquisition Fees for the immediately prior month and (y) the Asset Management Fee to be paid for the given month, exceed the Asset Management Fee payable for the given month (such excess, the “Asset Management Fee Limit”), the Corporation shall pay (i) the Asset Management Fee minus the amount representing the Asset Management Fee Limit in the form of cash, shares of common stock, or class of OP Units, or a combination thereof, the form of payment to be determined in the sole discretion of the Advisor; and (ii) an amount equal to the Asset Management Fee Limit in the form of Class B Units, in an amount equal to the quotient of the Asset Management Fee divided by (x) prior to the NAV Pricing Start Date, the Value of one share of Common Stock as of the last day of such month, or (y) after the NAV Pricing Start Date, the NAV per share of Common Stock as of the last day of such month, it being understood that, for any given month, if the Acquisition Fees payable for the immediately prior month exceed the Asset Management Fee to be paid for the given month, the entire Asset Management Fee for such month shall be payable as Class B Units."

4.	Addition of Section 11(h) of the Advisory Agreement. Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following new Section 11(h):

“(h)       Asset Management Fee. For any period commencing on or after January 1, 2016, and in lieu of any Subordinated Participation Interests, the Company shall pay an Asset Management Fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets.

The Asset Management Fee shall be an amount equal to:

(i)          Prior to the NAV Pricing Start Date, the excess of (A) the product of (y) the Cost of Assets multiplied by (z) 0.0625% over (B) any amounts payable as an Oversight Fee (as defined in the Management Agreement) for the applicable month; provided, that the sum of (I) the amounts determined under clause (i) for a calendar year plus (II) the amounts payable as an Oversight Fee for such calendar year, shall not be less than 0.75% of the Cost of Assets for such calendar year; provided further, that each monthly issuance of Class B Units shall be subject to the approval of the General Partner’s board of directors. For purposes of this subsection 11(h)(i), the Oversight Fee for each applicable month shall be deemed to be one-third (1/3rd) of the Oversight Fee for the applicable quarter.

(ii)         After the NAV Pricing Start Date, the excess of (A) the product of (y) the lower of the Cost of Assets and the fair value of the Partnership’s assets multiplied by (z) 0.0625% over (B) any amounts payable as an Oversight Fee (as defined in the Management Agreement) for the applicable month; provided, that the sum of (I) the amounts determined under clause (i) for a calendar year plus (II) the amounts payable as an Oversight Fee for such calendar year, shall not be less than 0.75% of the lower of the Cost of Assets and the fair value of the Partnership’s assets for such calendar year; provided further, that each monthly issuance of Class B Units shall be subject to the approval of the General Partner’s board of directors. For purposes of this subsection 11(h)(ii), the Oversight Fee for each applicable month shall be deemed to be one-third (1/3rd) of the Oversight Fee for the applicable quarter.

The Asset Management Fee is payable on the first business day of each month in the form determined in accordance with Section 11(e). The Advisor shall submit a computation of the Asset Management Fee to the Company for the applicable month.”

5.	Amendment to Section 12(b)(i) of the Advisory Agreement. Effective as of the date hereof, Section 12(b)(i) of the Advisory Agreement is hereby replaced in its entirety with the following:

“The total of all Acquisition Fees and Financing Coordination Fees payable hereunder as well as

Acquisition Expenses reimbursable hereunder, if any, shall be reasonable and shall not exceed an amount equal to 4.5% of (A) the Contract Purchase Price of the Company’s total portfolio of Investments and (B) the amount advanced for each Loan or other investment; provided, however, that once all the net proceeds from the initial Primary Offering have been invested, the total of all Acquisition Fees and Financing Coordination Fees on future Investments and reinvestments shall not exceed 2.0% of the Contract Purchase Price of the new Investment; provided further, however, that no such limits will apply with respect to European or other international acquisitions.”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

By:	/s/ Scott J. Bowman
Name: Scott J. Bowman
Title: Chief Executive Officer and President

AMERICAN REALTY CAPITAL GLOBAL II OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Global Trust II, Inc., its General Partner

By:	/s/ Scott J. Bowman
Name: Scott J. Bowman
Title: Chief Executive Officer and President

AMERICAN REALTY CAPITAL GLOBAL II ADVISORS, LLC

By:	/s/ Scott J. Bowman
Name: Scott J. Bowman
Title: Chief Executive Officer and President